UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 South Ridgewood Avenue, Florida 32114
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, certain members of the Company's executive leadership, including named executive officers J. Powell Brown, Linda S. Downs, Charles H. Lydecker and Anthony T. Strianese, entered into new employment agreements with the Company.  The new employment agreements include, among other provisions, restrictive covenants prohibiting the solicitation or diversion of business and employees for a period of two years following voluntary or involuntary separation from employment, and prohibiting disclosure of confidential information.  These agreements provide that compensation payable to the executives will be determined from time to time and agreed to by the Company and the executives. These agreements were entered into because the employment agreements that were previously in effect with these Company leaders were entered into on different effective dates, and varied somewhat from one another, and the Company deemed it desirable to enter into agreements with consistent terms, on a uniform effective date.

The foregoing description of these employment agreements is qualified in its entirety by reference to the complete terms and conditions of these employment agreement, the template of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ending June 30, 2014.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.

/S/ ROBERT W. LLOYD By: _________________________
Robert W. Lloyd
Executive Vice President,

Date: May 19, 2014